Exhibit 99.1

Broadwind Announces New Appointments to Board of Directors

Cicero, Ill., February 21, 2020 — Broadwind (NASDAQ: BWEN), a diversified precision manufacturer of specialized components and solutions serving global industries, today announced that its Board of Directors has elected Stephanie K. Kushner, currently the President and CEO of the Company, as the incoming Chairman of the Board.  As previously announced, Kushner will retire from her current role as President and CEO, effective March 1, 2020, while continuing to serve on the Board of Directors.

Kushner has served as a member of the Board of Directors since 2016.  She will succeed current Board Chairman David P. Reiland, who will remain a director with the Company and continue to serve as Chairman of the Audit Committee.  Cary B. Wood, who has been serving on the Company’s board of directors since 2016, will serve as lead independent director.  In conjunction with this leadership transition, Eric B. Blashford, incoming President and CEO of Broadwind, has been appointed to the Board of Directors.  The Board appointments of both Kushner and Blashford are effective March 1, 2020.

“Stephanie is a visionary leader, one whose insights, experience and deep institutional knowledge of our organization position her as the ideal person to lead our Board as we enter our next phase of growth,” stated David Reiland.  “Eric is an experienced industry executive and a leading author of our current strategy, one well suited to drive value creation for our business in the years ahead.  Together, these appointments position us to ensure sound corporate governance, to further advance our strategy and to maximize long-term economic value for our shareholders.”

ABOUT BROADWIND

Broadwind (NASDAQ: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

FORWARD-LOOKING STATEMENTS

This release contains “forward looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements.

Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards, as well as new or continuing tariffs on steel or other products imported into the United States; (ii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (iii) our ability to continue to grow our business organically and through acquisitions; (iv) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (v) the sufficiency of our liquidity and alternate sources of funding, if necessary; (vi) our ability to realize revenue from customer orders and backlog; (vii) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (viii) the economy and the potential impact it may have on our business, including our customers; (ix) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (x) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xi) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers with access to lower cost steel; (xii) the effects of the change of administrations in the U.S. federal government; (xiii) our ability to successfully integrate and operate companies and to identify, negotiate and execute future acquisitions; (xiv) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xv)  the limited trading market for our securities and the volatility of market price for our securities; and (xvi) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change.

CORPORATE CONTACT

Jason Bonfigt

708.780.4821

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